SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

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                                    FORM 8-K


                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934



                                 Date of Report
                      (Date of earliest event reported):

                                  May 24, 1999

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                          THE RANDERS KILLAM GROUP INC.
             (Exact name of Registrant as specified in its charter)


Delaware                       0-18095                    38-2788025
(State or other               (Commission              (I.R.S. Employer
jurisdiction of               File Number)             Identification Number)
incorporation or
organization)


570 Seminole Road
Norton Shores, Michigan                                         49444
(Address of principal executive offices)                       (Zip Code)


                                (616) 733-0036
                         (Registrant's telephone number
                              including area code)

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This Form 8-K contains forward-looking statements that involve a number of risks and uncertainties. Important factors that could cause actual results to differ materially from those indicated by such forward-looking statements are set forth under the heading "Forward-looking Statements" in Exhibit 13 to the Registrant's Annual Report on Form 10-K for the fiscal year ended April 4, 1998. These include risks and uncertainties relating to: dependence of the Registrant's business on sales to government entities, effects of intense competition, dependence of the Registrant's business on environmental regulation, potential environmental and regulatory liability, potential professional liability, the effect of seasonal influences on the Registrant's performance, the Registrant's acquisition strategy, and the potential impact of the year 2000 on processing date-sensitive information.

Item 5.     Other Events

      On May 24, 1999, the Registrant issued a press release regarding certain pretax charges that will be taken by the Registrant.

      The press release stated that the Registrant will record pretax charges totaling approximately $15 million, primarily in the first quarter of fiscal 2000, which ends July 3, 1999. These charges will be incurred as a result of the Registrant's decision to sell three of its operating units: BAC Killam, the Randers division, and E3-Killam.


Item 7.     Financial Statements, Pro Forma Financial Information and Exhibits

      (a) Financial Statements of Business Acquired: not applicable.

      (b)   Pro Forma Financial Information: not applicable.

      (c)   Exhibits: not applicable.

                                    SIGNATURE



      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized, on this 25th day of May, 1999.



                                        THE RANDERS KILLAM GROUP INC.


                                        By:  /s/ Theo Melas-Kyriazi
                                             Theo Melas-Kyriazi
                                             Chief Financial Officer